Contract Number:	BEN_CTRC_N

AMENDATORY AGREEMENT FOR GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER

Effective Date: January 1, 2018

This amendatory agreement is included as part of this contract. The Guaranteed Lifetime Withdrawal Benefit rider that is a part of this contract is amended as described below. These amendments apply in lieu of any contract provisions to the contrary.

In the first paragraph of the rider, the sentence:

If this contract terminates because the Guaranteed Withdrawal Amount that is surrendered exceeds the Accumulated Value, we will continue to pay you the Guaranteed Withdrawal Amount each year for as long as the Annuitant is alive under a settlement agreement that we will issue.

Is amended to read:

If this contract terminates because the Guaranteed Withdrawal Amount that is surrendered exceeds the Accumulated Value, we will continue to pay you the Guaranteed Withdrawal Amount each year for as long as at least one Covered Person is alive under a settlement agreement that we will issue.

2. DEFINITIONS

The following definitions are added:

Age. The Age of an Annuitant is defined in Section 1 of this contract. As used in this rider, the Age of a Covered Person is:

1)	Age as defined in Section 1 of this contract, if that person is also an Annuitant; otherwise

2)	That person’s age on his or her birthday nearest the Date of Issue increased by one on each Contract Anniversary.

Covered Person. The person(s) upon whose life the benefits of this rider are based. Each Annuitant is a Covered Person. If there is only one Covered Person at the time you elect the GLWB Calculation Date, you may name your spouse as the second Covered Person. Your spouse will then become a Covered Person on the GLWB Calculation Date if:

1)	You are the Annuitant on that date and were the sole Annuitant on the Date of Issue; and

2)	Your spouse is at least Age 62 on the GLWB Calculation Date.

Your spouse as named above will be this contract’s sole primary beneficiary beginning on the GLWB Calculation Date. You may change the primary beneficiary only if the second Covered Person is no longer your spouse or no longer living.

A Covered Person may not be changed except as described in Section 9(9) when this rider continues in force after an Annuitant Exchange. If two Covered Persons divorce, the benefits of this rider will continue unchanged. However, the Annuitant Exchange section of this contract can no longer be exercised.

WM-LW-GLWB (17)	page 1	@LW#AA

Contract Number:	CONTRACT.N

AMENDATORY AGREEMENT FOR GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER	(continued)

In the definition of GLWB Calculation Date, the sentence:

You must notify us of your election within 45 days after the Contract Anniversary that you elect to be the GLWB Calculation Date.

Is amended to read:

To elect a Contract Anniversary to be the GLWB Calculation Date, we must receive your election within the time period beginning 90 days before that Contract Anniversary and ending the day before the next Contract Anniversary.

And item (1):

1)	On or after the Contract Anniversary on which the Annuitant reaches Age 62; and

Is amended to read:

1)	On or after the Contract Anniversary on which the Covered Person (or, if there are two Covered Persons, the younger Covered Person) reaches Age 62; and

In the definition of GLWB Excess Surrender, the sentence:

You have made a GLWB Excess Surrender on any day in a calendar year that you make a Partial Surrender and the sum of Partial Surrenders taken in the Contract Year exceeds the greatest of:

Is amended to read:

You have made a GLWB Excess Surrender on any day in a calendar year that you make a Partial Surrender and the sum of Partial Surrenders taken in the Contract Year, excluding any surrenders taken before you notify us of your election of the GLWB Calculation Date, exceeds the greatest of:

And the sentence:

The amount of the GLWB Excess Surrender is the sum of the Partial Surrenders taken in that Contract Year less the greatest of 1, 2 and 3 above.

Is amended to read:

The amount of the GLWB Excess Surrender is the sum of the Partial Surrenders taken in that Contract Year, excluding any surrenders taken before you notify us of your election of the GLWB Calculation Date, less the greatest of 1, 2 and 3 above.

WM-LW-GLWB (17)	page 2

Contract Number:	CONTRACT.N

AMENDATORY AGREEMENT FOR GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER	(continued)

4. THE BENEFIT.

In the section titled The Benefit, the sentence:

If this contract terminates because the Guaranteed Withdrawal Amount that is surrendered exceeds the Accumulated Value, we will pay you the Guaranteed Withdrawal Amount each year while the Annuitant is living under a settlement agreement that we will issue.

Is amended to read:

If this contract terminates because the Guaranteed Withdrawal Amount that is surrendered exceeds the Accumulated Value, we will pay you the Guaranteed Withdrawal Amount each year while at least one Covered Person is living under a settlement agreement that we will issue.

And the sentence:

If the Annuitant dies before the sum of payments made under that agreement is equal to the GLWB Survivor Benefit on the date the contract terminates, payments will continue to the beneficiary until the sum of payments made is equal to the GLWB Survivor Benefit.

Is amended to read:

If the last surviving Covered Person dies before the sum of payments made under that agreement is equal to the GLWB Survivor Benefit on the date the contract terminates, payments will continue to the beneficiary until the sum of payments made is equal to the GLWB Survivor Benefit.

WM-LW-GLWB (17)	page 3

Contract Number:	CONTRACT.N

AMENDATORY AGREEMENT FOR GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER	(continued)

5. GUARANTEED WITHDRAWAL AMOUNT

In the section titled Guaranteed Withdrawal Amount, immediately before the paragraph that begins:

On any Contract Anniversary that the Benefit Base is increased according to Section 6.3(2) in this rider . . .

The following is added:

If we receive your election of the GLWB Calculation Date more than 45 days after the Contract Anniversary that you elect as the GLWB Calculation Date, a partial-year adjustment of the Guaranteed Withdrawal Amount applies in the first Contract Year of the GLWB Withdrawal Period. The adjusted Guaranteed Withdrawal Amount for that Contract Year is equal to the initial Guaranteed Withdrawal Amount multiplied by the number of days remaining in that Contract Year divided by 365. The partial-year adjustment does not apply to the Guaranteed Withdrawal Amount in subsequent Contract Years.

If we receive your election of the GLWB Calculation Date prior to or no more than 45 days after the GLWB Calculation Date, a partial-year adjustment does not apply in any Contract Year.

6. BENEFIT BASE, 6.3 Benefit Base During GLWB Withdrawal Period

In the section titled Benefit Base During GLWB Withdrawal Period, item (2):

2)	On any Contract Anniversary on or before the date that the Annuitant reaches Age 90, the Benefit Base is adjusted to equal the Accumulated Value at the end of the prior day if the adjustment will increase the Benefit Base.

Is amended to read:

2)	On any Contract Anniversary on or before the date that the Annuitant (or, if there are two Annuitants, the older Annuitant) reaches Age 90, the Benefit Base is adjusted to equal the Accumulated Value at the end of the prior day if the adjustment will increase the Benefit Base.

WM-LW-GLWB (17)	page 4

Contract Number:	CONTRACT.N

AMENDATORY AGREEMENT FOR GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER	(continued)

7. WITHDRAWAL PERCENTAGE

In the section titled Withdrawal Percentage, the Percentage Applied table is replaced with the following table:

Percentage Applied
If One Covered Person on the GLWB Calculation Date
Age* on Date of Premium Allocation	Full Contract Years from Date of Premium Allocation to GLWB Calculation Date
	0-4	5-9	10-14	15+
Less than 57	-	4.5%	5.0%	6.0%
57-61	4.0%	4.5%	5.5%	6.5%
62-66	4.0%	5.0%	6.0%	7.0%
67-71	4.5%	5.5%	6.5%	7.5%
72-76	5.0%	6.0%	7.0%	7.0%
77-81	5.5%	6.5%	6.5%	6.5%
82+	6.0%	6.0%	6.0%	6.0%
If Two Covered Persons on the GLWB Calculation Date
Age** on Date of Premium Allocation	Full Contract Years from Date of Premium Allocation to GLWB Calculation Date
	0-4	5-9	10-14	15+
Less than 57	-	4.0%	4.5%	5.5%
57-61	3.5%	4.0%	5.0%	6.0%
62-66	3.5%	4.5%	5.5%	6.5%
67-71	4.0%	5.0%	6.0%	7.0%
72-76	4.5%	5.5%	6.5%	6.5%
77-81	5.0%	6.0%	6.0%	6.0%
82+	5.5%	5.5%	5.5%	5.5%

* If there is one Covered Person on the GLWB Calculation Date, that person’s Age on the date of premium allocation.

**If there are two Covered Persons on the GLWB Calculation Date, the younger Covered Person’s Age on the date of premium allocation.

And after item (2):

2)	Premiums allocated during the GLWB Waiting Period and on or within three months after a Contract Anniversary will be treated as if they were allocated on that Contract Anniversary. All other premiums allocated during the GLWB Waiting Period will be treated as if they were allocated on the next Contract Anniversary and at the Age on that anniversary.

Item	(3) is added:

3)	Premiums allocated during the first Contract Year of the GLWB Withdrawal Period will be treated as if they were allocated on the GLWB Calculation Date.

WM-LW-GLWB (17)	page 5

Contract Number:	CONTRACT.N

AMENDATORY AGREEMENT FOR GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER	(continued)

And the Attained Age Percentage Applied table at the end of the section is replaced with the following table:

If One Covered Person on the
GLWB Calculation Date
Age on Contract Anniversary	Attained Age Percentage Applied
67-71	4.50%
72-76	5.00%
77-81	5.50%
82-90	6.00%
If Two Covered Persons on the GLWB Calculation Date
Age on Contract Anniversary*	Attained Age Percentage Applied
67-71	4.00%
72-76	4.50%
77-81	5.00%
82-90	5.50%

*If there were two Covered Persons on the GLWB Calculation Date, Age on Contract Anniversary is the Age of the younger Covered Person on the GLWB Calculation Date increased by one on each Contract Anniversary. If the younger Covered Person dies, for the purpose of determining the Attained Age Percentage Applied, that person’s Age on Contract Anniversary will continue to increase by one on each Contract Anniversary.

8. GLWB SURVIVOR BENEFIT.

In the section titled GLWB Survivor Benefit, the first sentence:

If the death of the Annuitant occurs during the GLWB Withdrawal Period and before the Annuity Date, the beneficiary may elect to receive the GLWB Survivor Benefit, if any, in lieu of the Death Proceeds of this contract.

Is amended to read:

If the death of an Annuitant occurs during the GLWB Withdrawal Period and before the Annuity Date, the beneficiary may elect to receive the GLWB Survivor Benefit, if any, in lieu of the Death Proceeds of this contract.

WM-LW-GLWB (17)	page 6

Contract Number:	CONTRACT.N

AMENDATORY AGREEMENT FOR GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER	(continued)

9. GLWB REQUIREMENTS.

In the section titled GLWB Requirements, item (9):

9)	If an Annuitant dies before the Annuity Date and the Annuitant’s spouse is the sole primary beneficiary and elects to continue this contract in force as the Annuitant and owner (see Section 7.6 in this contract), the Accumulated Value on the Exchange Date and any excess of Death Proceeds over the Accumulated Value on that date will be applied to the subaccount without the Guaranteed Lifetime Withdrawal Benefit that invests in the same underlying portfolio as the GLWB Subaccount to which the Accumulated Value was allocated.

Is amended to read:

9)	If an Annuitant dies before the Annuity Date and the Annuitant’s spouse is the sole primary beneficiary and elects to continue this contract in force as the Annuitant and owner (see Section 7.6 in this contract), this rider will continue in force only if:

a)	The Exchange Date is before the GLWB Calculation Date; or

b)	The Exchange Date is during the GLWB Withdrawal Period and the surviving spouse was a Covered Person on the date of death.

If this rider continues in force, the surviving spouse will be the sole Covered Person under this rider. If this rider terminates, the Accumulated Value on the Exchange Date and any excess of Death Proceeds over the Accumulated Value on that date will be applied to the subaccount without the Guaranteed Lifetime Withdrawal Benefit that invests in the same underlying portfolio as the GLWB Subaccount to which the Accumulated Value was allocated.

And the first sentence of item (10)(b)(ii):

The Accumulated Value at the end of the prior Contract Year multiplied by the Amortization Factor for the Age in the current Contract Year.

Is amended to read:

The Accumulated Value at the end of the prior Contract Year multiplied by the Amortization Factor for the Age of the Annuitant (or, if there are two Annuitants, the Age of the older Annuitant) in the current Contract Year.

WM-LW-GLWB (17)	page 7

Contract Number:	CONTRACT.N

AMENDATORY AGREEMENT FOR GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER	(continued)

10. TERMINATION.

In the section titled Termination, the item (2):

2)	The date we receive satisfactory proof of the death of the Annuitant;

Is amended to read:

2)	The date we receive satisfactory proof of the death of an Annuitant, except if that Annuitant’s spouse elects to continue this contract in force and this rider continues in force as described in Section 9(9);

Signed for Thrivent Financial for Lutherans

President

Secretary

WM-LW-GLWB (17)	page 8